Luxfer Announces Date of Second Quarter 2026

Earnings Conference Call

RIVERSIDE, California, July 22, 2026 – Luxfer Holdings PLC (NYSE: LXFR) (“Luxfer” or the “Company”), a global industrial company innovating niche applications in materials engineering, today announced the details for its second quarter 2026 earnings conference call.

Date and time:                  Wednesday July 29, 2026, at 8:30 a.m. Eastern Time

Luxfer participants:         Andy Butcher                  Chief Executive Officer

Steve Webster                  Chief Financial Officer

Kevin Grant                     Vice President of Investor Relations and Business Development

Dial-in registration:         United States or Canada: 800-343-4849

International: (+1) 203-518-9848

Conference ID: LXFRQ226

Please dial into the call 15 minutes prior to the start time.

Webcast:                           The earnings conference call webcast may be accessed by clicking on this link Q2 Earnings Webcast

Replay:                             Available from July 29, 2026, until August 15, 2026

Replay numbers:             United States or Canada: 800-839-5685 International: +1 402-220-2567

Webcast replay:               Available on Luxfer’s Investor website at Luxfer.com at 4:30 p.m. Eastern Time on Wednesday, July 29, 2026.

Presentation material:    Earnings presentation materials will be available in the Investors section of Luxfer’s website at Luxfer.com

About Luxfer Holdings PLC

Luxfer (NYSE: LXFR) is a global industrial company innovating niche applications in materials engineering. Using its broad array of proprietary technologies, Luxfer focuses on value creation, customer satisfaction, and demanding applications where technical know-how and manufacturing expertise combine to deliver a superior product. Luxfer’s high-performance materials, components, and high-pressure gas containment devices are used in defense and emergency response, clean energy, healthcare, transportation, and specialty industrial applications. For more information, please visit www.luxfer.com.

Contact Information:
Kevin Cornelius Grant
Vice President of Investor Relations and Business Development
kevin.grant@luxfer.com